Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

M/I Homes, Inc.

Offer to exchange

up to $30 million aggregate principal amount of outstanding unregistered 8.625% Senior Notes due 2018

(CUSIP Nos. 55305B AF8 and U6006P AC6)

for

an equal principal amount of 8.625% Senior Notes due 2018

which have been registered under the Securities Act of 1933, as amended

Pursuant to the Prospectus dated                 , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2012, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

As set forth in the prospectus dated                 , 2012 (the “Prospectus”) of M/I Homes, Inc., an Ohio corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), holders of the Company’s outstanding unregistered 8.625% Senior Notes due 2018 (the “Original Notes”) who wish to tender their Original Notes in exchange for an equal principal amount of the Company’s 8.625% Senior Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, may use this Notice of Guaranteed Delivery if: (i) certificates for the Original Notes are not immediately available; (ii) the Letter of Transmittal, the Original Notes or any other required documents cannot be delivered to the Exchange Agent at or prior to the Expiration Time; or (iii) the procedures for book-entry transfer cannot be completed at or prior to the Expiration Time. The Prospectus and the Letter of Transmittal, together, as the same may be amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer.”

The Exchange Agent is:

U.S. Bank National Association

By registered mail, overnight mail, overnight courier or hand delivery:

U.S. Bank National Association

U.S. Bank West Side Flats Operations Center

60 Livingston Ave.

St. Paul, MN 55107

Attn: Specialized Finance

Reference: M/I Homes, Inc.

By facsimile (for eligible institutions only): (651) 466-7372 Reference: M/I Homes, Inc.	For information or confirmation by telephone: Specialized Finance (800) 934-6802

To tender Original Notes, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at its address set forth above at or prior to the Expiration Time. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than to the number listed above, will not constitute a valid delivery. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” pursuant to the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signature.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes specified below pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, each of the representations of a tendering holder of Original Notes set forth in the Letter of Transmittal.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Title (capacity)*:

Address(es):

Telephone Number(s):

Aggregate Principal Amount of Original Notes Tendered**:

Certificate No(s). (if available):

☐	Check box if Original Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, and provide name and account number of tendering institution:

Name of Tendering Institution:

DTC Account Number:

Dated:	, 2012

*	If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity, please provide full title of person signing.

**	Original Notes may be tendered in whole or in part. However, if a holder tenders less than all of its Original Notes, such holder may tender its Original Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated, a holder’s signature above constitutes an instruction to tender ALL of the Original Notes held by such holder.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other “eligible institutions,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth herein, within three business days after the Expiration Time, (i) a validly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, if tendering by book-entry transfer, an agent’s message from The Depositary Trust Company (“DTC”) stating that the undersigned has expressly acknowledged receipt of, and agrees to be bound by the terms of, the Letter of Transmittal, (ii) certificates representing the Original Notes tendered hereby in proper form for transfer or, if tendering by book-entry transfer, confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC and (iii) any other required documents.

The undersigned acknowledges that it must deliver the Letter of Transmittal or agent’s message, together with certificates representing the Original Notes or confirmation of book-entry transfer of such Original Notes, within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.

PLEASE SIGN AND COMPLETE

Name of Firm:

Address:

Telephone Number:

Authorized Signature:

Name:

Title:

Dated:	, 2012

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A VALIDLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.    Delivery of This Notice of Guaranteed Delivery.    A validly completed and duly executed copy of this Notice of Guaranteed Delivery and any other required documents must be received by the Exchange Agent at its address set forth herein at or prior to the Expiration Time. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and delivery will be deemed made only when actually received by the Exchange Agent. It is recommended that holders use overnight or hand delivery service. If delivery is by mail, it is recommended that holders use properly insured registered mail, return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery to the Exchange Agent. This Notice of Guaranteed Delivery should not be sent to the Company. For a full description of the guaranteed delivery procedures, see “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus and Instruction 2 of the Letter of Transmittal.

2.    Signatures on This Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes, the signature(s) must correspond with the name(s) appearing on the certificate(s) for the Original Notes, without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in DTC’s book-entry transfer system whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder of the Original Notes or a participant in DTC’s book-entry transfer system, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appears on the certificate(s) for the Original Notes or signed as the name of the participant shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and submit evidence satisfactory to the Company of such person’s authority to so act with this Notice of Guaranteed Delivery.

3.    Requests for Assistance or Additional Copies.    Questions and requests for assistance with respect to the Exchange Offer, and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery, should be directed to the Exchange Agent at its address and telephone number set forth herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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